                                                                 Exhibit (a)(27)

                              THE RBB FUND, INC.

                             ARTICLES OF AMENDMENT

          THE RBB FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Class DDD (Boston Partners Micro Cap Value Fund-Institutional Class) and Class EEE (Boston Partners Micro Cap Value Fund-Investor Class), as follows:

---------------------------------------------------------------------------------------------
           Old Designation                                  New Designation
           ---------------                                  ---------------

---------------------------------------------------------------------------------------------
Class DDD Boston Partners Micro Cap Value         Class DDD Boston Partners Small/Micro Cap
Fund- Institutional Class                         Value Fund- Institutional Class
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Class EEE Boston Partners Micro Cap Value         Class EEE Boston Partners Small/Micro Cap
Fund- Investor Class                              Value Fund- Investor Class
---------------------------------------------------------------------------------------------

          SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

          IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these present to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                             THE RBB FUND, INC.



                                             By: /s/ Edward J. Roach
                                                 ----------------------
                                                   Edward J. Roach
                                                   President

WITNESS:


/s/Morgan R. Jones
-----------------------
Morgan R. Jones
Secretary

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